UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2020

Aquestive Therapeutics, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-38599	82-3827296
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Technology Drive
Warren, NJ 07059
(908) 941-1900
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AQST	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)          On December 16, 2020, Aquestive Therapeutics, Inc. (the “Company”) announced that John T. Maxwell has provided his intent to resign from his role as the Company’s Chief Financial Officer. Current plans call for Mr. Maxwell to continue to serve as Chief Financial Officer of the Company until his departure, which currently is anticipated at year end.  In connection with his departure, Mr. Maxwell and the Company have entered into a separation and release agreement providing for severance payments and benefits generally consistent with his employment agreement, dated June 26, 2018, including a severance payment equal to the sum of his annual base salary and target annual bonus payable in 12 equal monthly installments, a target bonus for 2020, coverage under group health and life insurance plans for up to 12 months and immediate vesting of all unvested stock options which will remain exercisable for one year following his separation from employment.

(c)          On December 16, 2020, the Company announced that, on December 15, 2020, the Board of Directors (“Board”) appointed Ernie Toth, 62, to serve as Interim Chief Financial Officer effective upon Mr. Maxwell’s departure.  Mr. Toth will be a consultant to the Company, providing services pursuant to a Consulting Agreement between the Company and Danforth Advisors, LLC, Mr. Toth’s employer (the “Consulting Agreement”). The Consulting Agreement provides for compensation for services provided at a rate of $325 per hour, stock options to purchase 2,500 shares of the Company’s common stock under the Company’s 2018 Equity Incentive Plan subject to such other terms and conditions as approved by the Compensation Committee of the Board, as well as reimbursement of Mr. Toth’s covered commuting expenses to the Company’s New Jersey office and any other such necessary business expenses. The term of the Consulting Agreement will continue until such time as either party gives written notice of termination.

Mr. Toth joined Danforth Advisors in November 2020 as a Consultant to provide finance support and strategic consulting services to life science companies and the healthcare technology industry.  Prior to that time, Mr. Toth most recently served as Chief Financial Officer of EHE Health from September 2018 to February 2020.  Prior to joining EHE Health, he served as Global Chief Financial Officer of ArisGlobal from January 2016 to December 2016, and Global Chief Financial Officer of Synowledge from January 2015 to December 2015. Mr. Toth also serves as Managing Director of Bellair Advisors, LLC, a consulting and advisory firm that provides financial, strategic, operational, and commercial counsel to high growth entrepreneurial businesses.

Other than as described above, the selection of Mr. Toth to serve as the Company’s Interim Chief Financial Officer was not made pursuant to any arrangement or understanding with any other person. In addition, there are no family relationships between Mr. Toth and any director or other executive officer of the Company, and there are no transactions involving Mr. Toth requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On December 16, 2020, the Company issued a press release announcing the matters described in Item 5.02 above and that there is no change to its full year 2020 financial outlook.  A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information in this Item 7.01 (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of, or otherwise subject to the liabilities of, Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated December 16, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 17, 2020	Aquestive Therapeutics, Inc.

	By:	/s/ Lori J. Braender
Name: Lori J. Braender
Title: Senior Vice President, General Counsel